Exhibit 99.1

Vaccitech Renames as Barinthus Biotherapeutics to Highlight Strategic Evolution into a T Cell Immunotherapy Company Targeting Chronic Infectious Diseases, Autoimmunity and Cancer

•       New Corporate Brand to be Unveiled at AASLD Liver Meeting® 2023 with Interim Data

OXFORD, United Kingdom, Nov. 06, 2023 (GLOBE NEWSWIRE) – Barinthus Biotherapeutics plc (NASDAQ: BRNS), formerly Vaccitech plc (NASDAQ: VACC), a clinical-stage biopharmaceutical company developing novel T cell immunotherapeutic candidates designed to guide the immune system to overcome chronic infectious diseases, autoimmunity and cancer will present data from its Phase 2 Hepatitis B trials of VTP-300 at The American Association for the Study of Liver Diseases (AASLD) – The Liver Meeting® 2023, November 10-14 in Boston, MA.

The company also announced today that it has changed its name to Barinthus Biotherapeutics plc to represent the evolution and expansion of its focus beyond vaccines. The company expects to begin trading under its new name and ticker (Nasdaq: BRNS) effective as of November 7, 2023. As part of the rebranding, the company has also updated its website -- learn more at www.barinthusbio.com.

“The company has evolved and expanded since being spun out of the University of Oxford. Whereas we began as a vaccine company having been involved in flu vaccines and then the co-invention and early development of Vaxzevria, the AstraZeneca/Oxford COVID-19 vaccine and the development of other prophylactic vaccines,” said Bill Enright, Chief Executive Officer of Barinthus Biotherapeutics. “Today the company is focused on the development of novel T cell immunotherapeutic candidates, which evolved out of that initial vaccine research. We believe that guiding the capabilities of T cells using our proprietary platform technologies provides broader developmental opportunities with a huge potential to eventually impact patients’ lives. We are excited to continue into the next chapter of the company’s story – as Barinthus Biotherapeutics.”

The company’s new name takes inspiration from “Barinthus,” the mythological navigator who guided King Arthur of Britain by ship to the island of Avalon to be healed when he was wounded. The story of the legendary king being wounded and being guided to a place of healing where he continues to live is mirrored in our proprietary platforms and technology that are designed to guide the immune system to treat infectious diseases, autoimmunity and cancer.

Data presentations at The Liver Meeting:

Late-Breaking Abstract Acceptance1:

Title: Preliminary Pharmacodynamics and Safety of Repeat Dosing of Imdusiran (AB-729) Followed by VTP-300 or Placebo in Virally-Suppressed, Non-Cirrhotic Subjects with Chronic Hepatitis B (CHB)

Authors: Yuen MF, Agarwal K, Roberts SK, Lo GH, Hsu CW, Chuang WL, Chen CY, Su PY, Galhenage S, Yang SS, Antoniello D, Thi E, O’Brien S, Bussey L, Medvedeva E, Eley T, Patel D, Varughese T, Espiritu C, Ganchua S, Iott C, Anderson M, Fortney T, Cloherty G, Evans T, Sims K

1 Clinical collaboration with Arbutus Biopharma Corporation.

Regular Abstract Acceptance:

Abstract Number: 46173

Title: A Phase 2b, Open-Label Study to Evaluate the Efficacy, Safety, Tolerability, Immunogenicity and Treatment Regimens of VTP-300 Combined with Low-Dose Nivolumab (LDN) in Chronic Hepatitis B Infection.

Presentation Type: Oral Presentation

Session: Hepatitis B: New Therapies for HBV and HDV

Presentation Time: Sunday, November 12, 09:15 ET

Authors: Yuen MF, Chuang WL, Avihingsanon A, Lim S, Mukherjee D, Radka K, Bussey l, Evans T, Tait D

Data Summary: VTP-300 has previously demonstrated meaningful and durable HBsAg reductions in patients with HBV as a monotherapy and in combination with LDN in a Phase 1b/2a study. Evaluating repeat dosing of Modified Vaccinia Ankara (MVA)-HBV and the timing of PD-1 inhibitor administration in patients with chronic Hepatitis B is an important piece to optimizing the regimen of VTP-300, which may be a critical component of a functional cure regimen.

Both presentations will be available on Barinthus Biotherapeutic’s website following their release at AASLD.

About VTP-300

VTP-300 is an investigational immunotherapeutic candidate consisting of an initial dose using the ChAdOx platform and a secondary dose(s) using MVA, both encoding multiple Hepatitis B antigens, including full-length surface, modified polymerase and core antigens. VTP-300 is the first antigen-specific immunotherapy that has been shown to induce sustained reductions in HBsAg. Barinthus Biotherapeutics is studying VTP-300 in combination with other agents, including siRNA and low-dose anti-PD-1 antibodies, to control the infection and counterbalance the immune suppression and T cell exhaustion in the liver caused by chronic HBV.

About Hepatitis B Virus (HBV)

Globally it is estimated that there are more than 300 million people, including up to 2.4 million in the U.S. and 14 million in Europe, living with chronic HBV infection, with the highest prevalence in East Asia and Africa. Approximately 820,000 people die each year from HBV and related complications, such as liver cirrhosis and hepatocellular carcinoma. Due to low HBV diagnosis rates of about 10.5% aware of their infection coupled with strict treatment eligibility guidelines, only 6.6 million (2.2%) people with chronic HBV are receiving treatment and less than 10% will achieve a functional cure with existing therapies.

About Barinthus Biotherapeutics

Barinthus Biotherapeutics is a clinical-stage biopharmaceutical company developing novel T cell immunotherapeutic candidates designed to guide the immune system to overcome chronic infectious diseases, autoimmunity, and cancer. Helping people living with serious diseases and their families is the guiding principle at the heart of Barinthus Biotherapeutics. With a broad pipeline, built around four proprietary platform technologies: ChAdOx, MVA, SNAP-TI, and SNAP-CI; Barinthus Biotherapeutics is advancing a pipeline of five product candidates across a diverse range of therapeutic areas, including: VTP-300, an immunotherapeutic candidate designed as a potential component of a functional cure for chronic HBV infection; VTP-200, a non-surgical product candidate for persistent high-risk human papillomavirus (HPV); VTP-1000, an autoimmune candidate designed to utilize the SNAP-TI platform to treat patients with celiac disease; VTP-850, a second-generation immunotherapeutic candidate designed to treat recurrent prostate cancer; and VTP-1100, a preclinical cancer candidate designed to utilize the SNAP-CI platform to treat patients with HPV-related cancer. Barinthus Biotherapeutics’ proven scientific expertise, diverse portfolio and focus on pipeline development uniquely positions the company to navigate towards delivering treatments for people with infectious diseases, autoimmunity and cancers that have a significant impact on their everyday lives. For more information, visit www.barinthusbio.com.

Forward Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, which can generally be identified as such by use of the words “may,” “will,” “plan,” “forward,” “encouraging,” “believe,” “potential,” and similar expressions, although not all forward-looking statements contain these identifying words. These forward-looking statements include, without limitation, express or implied statements regarding: the company’s plans and strategy with respect to its pipeline and product candidates, including VTP-300 and the HBV003 clinical trial, and the potential benefits of VTP-300 for the treatment of chronic HBV, and the company’s plan to change its name and ticker. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to numerous risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks and uncertainties related to the success, cost and timing of the Company’s pipeline development activities and planned and ongoing clinical trials, the company’s ability to execute on its strategy, regulatory developments, the risk that the company may not realize the benefits related to its rebranding and name change, the company’s ability to fund its operations and access capital, global economic uncertainty, including disruptions in the banking industry, the conflict in Ukraine, and the conflict in Israel and Gaza, and other risks identified in the company’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2022, its Quarterly Reports on Form 10-Q and subsequent filings with the SEC. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company expressly disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

IR contacts:

Christopher M. Calabrese

Managing Director

LifeSci Advisors

+1 917-680-5608

ccalabrese@lifesciadvisors.com

Kevin Gardner

Managing Director

LifeSci Advisors

+1 617-283-2856

kgardner@lifesciadvisors.com

Media contact:

Audra Friis

Sam Brown, Inc.

+1 917-519-9577

audrafriis@sambrown.com

Company contact:

Jonothan Blackbourn

IR & PR Manager

Barinthus Biotherapeutics

ir@barinthusbio.com